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                                                                   Exhibit 10.21

                              PHARMACIA CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         SECTION 1. PURPOSE. The Plan is designed to encourage employee stock ownership in the Company by providing Employees of the Company and Eligible Subsidiaries with an opportunity to purchase Common Stock through voluntary systematic payroll deductions. It is the purpose and policy of the Plan to foster ownership interest among Employees, thus aligning the interests of Employees with the interests of stockholders. The Company intends that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended and the Plan shall be construed in accordance with such intent.

         SECTION 2. DEFINITIONS. The following terms, when used in the Plan, shall have the following meanings:

         a. "Administrator" means the Compensation Committee of the Board and any individual or individuals (including without limitation, another subcommittee of the Board) to whom the Compensation Committee has delegated any or all of its administrative powers and duties under the Plan.

         b.   "Board" means the Board of Directors of the Company.

         c. "Business Day" means mean a day on which the New York Stock Exchange is open for trading.

         d.   "Common Stock" means the common stock of the Company.

         e.   "Company" means Pharmacia Corporation.

         f. "Compensation" means annualized base salary paid by the Company or an Eligible Subsidiary.

         g. "Eligible Subsidiary" means a Subsidiary that has been designated by the Administrator to participate in an Offering.

         h. "Employee" means any individual who is treated on the Enrollment Date as an employee of the Company or an Eligible Subsidiary for tax purposes.

         i.   "Enrollment Date" means the first Business Day of an Offering
              Period.

         j. "Enrollment Form" means a subscription agreement for an Offering, on a form prescribed by the Administrator, authorizing the Company to make payroll deductions for purposes of the Plan and designating the beneficiary who will receive payments due to the participant in the event of the participant's death.


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         k.   "Enrollment Period" means the period prior to the Enrollment Date during which Employees may enroll in an Offering.

         l. "Offering" means the grant of an option to purchase Common Stock under the Plan, as described in Section 6(a).

         m. "Offering Period" means the period during which an option granted pursuant to an Offering may be exercised via voluntary payroll deductions.

         n. "Plan" means this Pharmacia Corporation Employee Stock Purchase Plan, as may be amended from time to time.

         o. "Purchase Date" means the date or dates that Common Stock is purchased under an Offering, which date(s) shall be the last Business Day of each Purchase Period.

         p. "Purchase Period" means the period between Purchase Dates, except that the first Purchase Period of any Offering Period shall be the period between the Enrollment Date and the first Purchase Date of the Offering Period.

         q. "Purchase Price" means the purchase price per share of Common Stock under an Offering, as fixed by the Administrator in accordance with Section 6(e) of the Plan.

         r. "Subsidiary" means a corporation (other than the Company), whether domestic or foreign, in an unbroken chain of corporations beginning with the Company, of which not less than 50% of the total combined voting power of all classes of stock in such corporation is held by the Company or another corporation (other than the last corporation) in such chain. For purposes of determining which entities are Subsidiaries, a partnership that has elected to be taxed as a corporation shall be treated as a corporation during the period for which such election applies.

         SECTION 3. COMMON STOCK SUBJECT TO THE PLAN. The shares that may be offered under the Plan shall be issued and outstanding shares of Common Stock that are acquired by the Company from time to time in open market transactions. The number of shares of Common Stock that may be purchased by participants under the Plan may not exceed 70,000,000 shares, except as such number may be adjusted pursuant to Section 11. All shares offered under the Plan that are not purchased, and any previously unoffered shares, will be available for subsequent Offerings.

         SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Administrator. The Administrator shall serve at the pleasure of the Board and shall have such powers, duties and discretions as set out in the Plan and as the Board may from time to time confer upon it. The Administrator shall have sole and absolute discretion to interpret the Plan, to make determinations as to the eligibility of Employees to participate in the Plan and to adopt rules and regulations for administering the Plan. Any decision or action by the Board or the Administrator arising out of or in connection with the construction, administration, interpretation


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and effect of the Plan shall be conclusive and binding upon all Employees participating in the Plan and any person claiming under or through any such Employee.

         SECTION 5. ELIGIBILITY. Only eligible Employees of the Company or an Eligible Subsidiary may participate in an Offering.

         a. Eligible Subsidiaries. Prior to the commencement of the Enrollment Period, the Administrator shall designate the Subsidiaries that shall be the Eligible Subsidiaries for the Offering.

         b. Eligible Employees. All Employees of the Company or any Eligible Subsidiary shall be eligible to participate in an Offering; except, however, that the Administrator may, in its discretion and on a uniform basis, exclude from any Offering or Offerings Employees who, as of the Enrollment Date for the Offering:

              (i) Have not completed a minimum period of employment that may be fixed from time to time by the Administrator, in its discretion and on a uniform basis; provided, however, that in no event may such minimum employment period exceed twenty-four (24) months in length;

              (ii) Are customarily employed for less than twenty (20) hours per week;

              (iii) Are customarily employed for not more than five (5) months in any calendar year; or

              (iv)  Are "highly compensated employees," within the meaning of
                    Section 414(q) of the Internal Revenue Code of 1986, as amended.

              All Employees participating in an Offering shall have the same rights and privileges to purchase Common Stock under the Plan; except that the amount of Common Stock that may be purchased by any Employee under an Offering may bear a uniform relationship to the total Compensation of Employees.

         c. Limitations on Participation. Notwithstanding the foregoing, no Employee shall be eligible to participate in an Offering to the extent that:

              (i) Such Employee owns, or would own immediately after such Offering, stock possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any Subsidiary; or

              (ii) Such Employee's rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) for each calendar year during which the rights to purchase such stock are outstanding at any time.



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         SECTION 6. OFFERINGS UNDER THE PLAN. The terms and conditions of each
Offering shall be determined by the Administrator prior to the commencement of the Enrollment Period for the Offering in accordance with this Section 6.

         a. Grant and Exercise of Options. On the Enrollment Date of each Offering, each eligible Employee shall be granted an option to purchase during the Offering Period (at the applicable Purchase Price) up to the number of shares of Common Stock determined by dividing such Employee's payroll deductions accumulated during each Purchase Period in the Offering Period by the applicable Purchase Price. Unless a participant withdraws from the Offering in accordance with Section 8(c) prior to the Purchase Date, the option will be automatically exercised on each Purchase Date with respect to the number of shares subject to the option that can be purchased with payroll deductions accumulated during the applicable Purchase Period in accordance with Section 9.

         b. Enrollment Date. The Enrollment Date for each Offering shall be fixed by the Administrator prior to the announcement of the Offering.

         c. Offering Period. Unless the Administrator, in its discretion, determines that a different Offering Period shall apply to an Offering, the Offering Period shall be the twenty-four (24) month period commencing on the Enrollment Date. In no event shall any Offering Period under the Plan exceed twenty-seven (27) months. Offering Periods under the Plan may overlap.

         d. Purchase Periods. Each Offering Period shall consist of one or more Purchase Periods. Unless the Administrator, in its discretion, determines otherwise with respect to an Offering, each 24-month Offering Period shall be divided into four 6-month Purchase Periods.

         e. Purchase Price. The per share Purchase Price of the Common Stock available for purchase under an Offering shall be fixed by the Administrator prior to the Enrollment Date. In no event shall the Purchase Price applicable to an Offering be fixed at a price lower than the lesser of:

              (i) 85% of the fair market value of a share of Common Stock on the Enrollment Date; and

              (ii) 85% of the fair market value of a share of Common Stock on the applicable Purchase Date.

              The Purchase Price fixed for an Offering shall be subject to adjustment pursuant to Section 11 of the Plan.



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         SECTION 7.  ENROLLMENT AND PARTICIPATION.

         a. Enrollment. An eligible Employee shall become a participant in an Offering by filing a properly completed Enrollment Form with the designated Plan representative before the end of the applicable Enrollment Period.

         b. Enrollment Period. Unless the Administrator determines otherwise with respect to an Offering, the Enrollment Period for each Offering shall be the forty-five (45) day period commencing sixty
              (60) days prior to the Enrollment Date of the Offering. Although the Administrator may, in its discretion, determine that a longer or shorter Enrollment Period may apply to an Offering, in no event shall any Enrollment Period extend past a date that is less than fifteen (15) days prior to the Enrollment Date of the Offering.

         SECTION 8. PAYROLL DEDUCTION ELECTIONS, WITHDRAWAL RIGHTS, BENEFICIARY DESIGNATIONS.

         a. Deduction Election. An eligible Employee who desires to participate in an Offering shall elect on the Enrollment Form to a have a portion of his or her Compensation, not exceeding in the aggregate $25,000 for any calendar year, deducted from his or her pay for each pay period during the Offering Period. At the discretion of the Administrator, the Enrollment Form may provide that the portion of Compensation deducted be expressed as either
              (i) a percentage of Compensation only, (ii) a flat dollar amount only or (iii) either a percentage of Compensation or a flat dollar amount, as elected by the participant. All amounts deducted from a participant's pay shall be credited to a recordkeeping account established under the Plan on behalf of the participant for the Offering. Payroll deductions shall commence on the first pay period after the Enrollment Date and shall continue until the last pay period in the Offering Period, unless deductions are suspended by the participant as provided in Section 8(b) or the participant withdraws from the Offering as provided in Section 8(c).

         b. Change in Elections. The Committee may, in its discretion, permit participants in an Offering to increase (subject to the maximum annual dollar limitation) or decrease the percentage of Compensation deducted from pay, or suspend payroll deductions entirely, by completing and filing with the designated Plan representative a new Enrollment Form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of deduction rate changes that participants may make during an Offering Period and may designate specific times during an Offering Period when such rate changes may be made. At the discretion of the Committee, a participant who suspends payroll deductions, but does not withdraw from the Offering, may be permitted to reinstate payroll deductions by completing and filing a new Enrollment Form. Any change in deduction rate or suspension of deductions made pursuant to this Section 4(c) shall have prospective effect only. Any determination of the




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              Committee to permit changes in the deduction rates elected by participants shall apply to all participants on a uniform basis.

         c. Withdrawal From Offering. Each participant in an Offering shall have the absolute right to withdraw from the Offering at any time during the Offering Period by completing and filing with the designated Plan representative a withdrawal notice on a form prescribed by the Administrator. In the event that a participant withdraws from an Offering, all payroll deductions shall cease and any amounts credited to the participant's recordkeeping account that have not already been applied to the purchase of Common Stock shall be returned to the participant in cash, without interest, as soon as practicable after receipt of the withdrawal notice. A participant who withdraws from an Offering shall not be permitted to participate again in such Offering, but may be permitted to participate in any subsequent Offerings under the Plan.

         d. Termination of Employment or Death. Upon a participant's termination of employment for any reason (including death) during an Offering Period, the participant shall be deemed to have elected to withdraw from the Offering in accordance with Section 8(c) and the payroll deductions credited to such participant's account during the Offering Period, but not yet used to purchase Common Stock, shall be returned to the participant, without interest, or in the case of the participant's death, to the participant's beneficiary designated in accordance with Section 8(e). Notwithstanding the foregoing, in the event of a termination of employment that occurs within thirty (30) days prior to a Purchase Date, the Committee may (in its discretion, but on a uniform basis) treat the termination of employment as an election to suspend deductions under Section 8(b) and the payroll deductions credited to the participant's account as of the date of employment termination will be used to purchase Common Stock on the Purchase Date in accordance with Section 9. In such case, if the termination of employment was due to the participant's death, any Common Stock purchased under this Section 8(d) shall be issued and delivered to the beneficiary designated by the participant under Section 8(e).

         e. Designation of Beneficiary. A participant may designate on the Enrollment Form a beneficiary who is to receive any cash or shares of Common Stock from the participant's account in the event of the participant's death. Such designation may be changed by the participant at any time by filing a new Enrollment Form. In the event that a valid beneficiary designation is not on file at the time of a participant's death, or if the participant's designated beneficiary predeceases the participant, the participant's designated beneficiary shall be deemed to be the participant's estate.

         SECTION 9. PURCHASE AND DELIVERY OF COMMON STOCK. On each Purchase Date during an Offering Period, the payroll deductions that have accumulated in a participant's account during the applicable Purchase Period shall automatically be applied toward the purchase of Common Stock on behalf of the participant in accordance with this Section 9.



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         a.   Number of Shares Purchased. The number of whole shares of Common
              Stock that will be purchased on behalf of a participant on any given Purchase Date shall be determined by dividing the amount of such participant's accumulated payroll deductions that have been credited to the participant's account during the applicable Purchase Period by the applicable Purchase Price. No fractional shares shall be purchased; any payroll deductions credited to a participant's account that are not sufficient to purchase a full share of Common Stock shall be retained in the account and applied to the subsequent Purchase Period. If there is no subsequent Purchase Period, amounts remaining in a participant's account after the Purchase Date shall be returned to the participant, without interest.

         b. Issuance of Shares. Unless otherwise requested by a participant, shares purchased under the Plan shall be issued and held on behalf of a participant in street name by a nationally recognized securities firm chosen by the Administrator.

         c. Conditions Upon Issuance of Shares. No shares shall be issued under the Plan unless the purchase of such shares and the delivery and issuance of the shares complies with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel to the Company with respect to such compliance.

         d. Stockholder Rights. No participant shall have any rights as a stockholder with respect to shares of Common Stock unless and until such shares are issued on behalf of the participant in accordance with this Section 9.

         SECTION 10. TRANSFERABILITY. The rights of a participant under the Plan shall not be transferable by the participant other than by will, the laws of descent and distribution or to a participant's designated beneficiary as provided in Section 8(e). Any attempt at transfer will be without effect, except that the Committee may treat any such attempted transfer as an election to withdraw from an Offering under Section 8(c).

         SECTION 11. ADJUSTMENT OF SHARES AND PURCHASE PRICE. If at any time the Company takes any action, whether by stock dividend, stock spilt, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, then
(i) the number of shares subject to the Plan shall be increased or decreased proportionately, (ii) the Purchase Price fixed by the Administrator pursuant to
Section 6(e) shall be adjusted accordingly and (iii) such other adjustments may be made that the Administrator deems equitable.

         SECTION 12. AMENDMENT AND DISCONTINUANCE. The Compensation Committee of the Board may amend or discontinue the Plan at any time. No such amendment, however, may increase the maximum number of shares that may be offered under the Plan, decrease the



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minimum Purchase Price under Section 6(e) or change the class of eligible
Employees under the Plan (other than to designate additional Eligible Subsidiaries) without the approval of a majority of the holders of Common Stock.

         SECTION 13. EFFECTIVE DATE; SHAREHOLDER APPROVAL. The Plan shall become effective as of January 1, 2002 or such later date as the Administrator may determine, subject to the approval of a majority of the holders of the shares of Common Stock present and represented at any special or annual meeting of the Company's shareholders duly held within twelve (12) months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

         SECTION 14. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, any Employee's employment at any time.

         SECTION 15. GOVERNING LAWS. The laws of the State of Delaware shall govern all matters relating to the Plan, except to the extent such laws are superceded by the federal laws of the United States.




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